                                AMENDMENT NO. 2
                                       TO
                              BRADY POWER PARTNERS
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF GENERAL PARTNERSHIP

      This Amendment No. 2 to Brady Power Partners First Amended and Restated
Agreement of General Partnership ("Amendment No. 2") is dated as of this 10TH day of February, 2004 (the "Effective Date"), by and between ORNI 1 LLC, a
Delaware limited liability company ("ORNI 1") and ORNI 2 LLC, a Delaware limited liability company ("ORNI 2").

      WHEREAS, pursuant to the Brady Power Partners First Amended and Restated
Agreement of General Partnership (the "Original Partnership Agreement") dated as of February 20, 1995, and effective as of May 9, 1995, between ESI BH Limited
Partnership, a Delaware limited partnership ("ESI BH") and Nevada Geothermal
Partners, Limited Partnership ("NGPP"), ESI BH and NGPP amended and restated
their agreement with respect to Brady Power Partners, a Nevada general partnership (the "Partnership");

      WHEREAS, TPC Brady, Inc., a Delaware corporation ("TPC Brady"), acquired all of NGPP's right, title and interest in and to the Partnership, and ESI BH and TPC Brady entered into that certain Amendment No. 1 to Brady Power Powers
First Amended and Restated Partnership Agreement dated as of March 20, 1995
("Amendment No. 1"), for the purpose of reflecting the acquisition by TPC Brady of the interest of NGPP in and to the Partnership.

      WHEREAS, pursuant to that certain Sale and Purchase Agreement dated as of
February 28, 2001 to which ESI BH, TPC Brady, ORNI 1 and ORNI 2 were parties
(the "Sale and Purchase Agreement") and the Transfer Instrument executed and delivered pursuant to the Sale and Purchase Agreement, ORNI 1 and ORNI 2
acquired the interests of ESI BH and TPC Brady in and to the Partnership and
assumed the obligations of ESI BH and TPC Brady under the Original Partnership
Agreement, as amended by Amendment No. 1.

      WHEREAS, ORNI 1 and ORNI 2 desire to amend the Original Partnership
Agreement, as amended by Amendment No. 1, for the purpose of reflecting their substitution as the general partners of the Partnership.

      NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES
HEREINAFTER SET FORTH, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT
AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

      1.    Substitution of General Partners.  The Original Partnership
Agreement, as amended by Amendment No. 1, is hereby amended to substitute for all purposes, ORNI 1 in the place and stead of ESI BH, as a general partner of the Partnership, and ORNI 2 in the place and stead of TPC Brady, as a general partner of the Partnership, effective as of the Effective Date. The parties hereto, in accordance with the terms hereof, hereby amend the Original
Partnership

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Agreement, as amended by Amendment No. 1, to the effect that, as of the
Effective Date (i) ORNI 1 shall assume all of ESI BH's responsibilities, duties and obligations under the Original Partnership Agreement, as amended by
Amendment No. 1, and all rights, privileges, responsibilities, duties and obligations of ESI BH under the Original Partnership Agreement, as amended by
Amendment No. 1, shall be deemed rights, privileges, responsibilities, duties and obligations of ORNI 1 as of the Effective Date; (ii) ORNI 1 shall be bound by all terms, provisions and conditions set forth in the Original Partnership
Agreement, as amended by Amendment No. 1, accruing or arising on or after the
Effective Date of this Amendment No. 2, and all references to ESI BH in the
Original Partnership Agreement, as amended by Amendment No. 1, shall be amended to be references to ORNI 1; (iii) ORNI 2 shall assume all of TPC Brady's responsibilities, duties and obligations under the Original Partnership
Agreement, as amended by Amendment No. 1, and all rights, privileges, responsibilities, duties and obligations of TPC Brady under the Original
Partnership Agreement, as amended by Amendment No. 1, shall be deemed rights, privileges, responsibilities, duties and obligations of ORNI 2 as of the
Effective Date; and (iv) ORNI 2 shall be bound by all terms, provisions and conditions set forth in the Original Partnership Agreement, as amended by
Amendment No. 1, accruing or arising on or after the Effective Date of this
Amendment No. 2, and all references to TPC in the Original Partnership
Agreement, as Amended by Amendment No. 1, shall be amended to be references to
ORNI 2.

      2.    Full Force and Effect.  Except as amended hereby, the Original
Partnership Agreement, as amended by Amendment No. 1, remains in full force and effect.

      3.    Applicable Law.  This Amendment No. 2 shall be amended by and construed in accordance with the laws of the State of Nevada.

      4.    Counterparts.  This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, and together shall be considered one instrument with the same effect as if signatures thereto and hereto were upon the same instrument together and shall constitute one and the same instrument.

                            [Signature page follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 the day and year first above written.

                               ORNI 1 LLC

                               By:  Ormat Funding Corp., a Delaware corporation,
                               Its: Sole Manager and Member

                                        By:    /s/ RAN RAVIV

                                        Name:  RAN RAVIV

                                        Title: AUTHORIZED REPRESENTATIVE
                                               VICE PRESIDENT

                               ORNI 2 LLC

                               By:  Ormat Funding Corp., a Delaware corporation,
                               Its: Sole Manager and Member

                                        By:    /s/ RAN RAVIV

                                        Name:  RAN RAVIV

                                        Title: AUTHORIZED REPRESENTATIVE
                                               VICE PRESIDENT

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